Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement/Prospectus and Notice are available at www.proxyvote.com.

M78456-Z64039-S23277

COMMON

FIRST FINANCIAL SERVICE CORPORATION
Special Meeting of Shareholders
[ ] at [ ]
This proxy is solicited by the Board of Directors

The undersigned shareholder of First Financial Service Corporation (the "Company') hereby appoints the Board of Directors of the Company, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the Company's home office, 2323 Ring Road, Elizabethtown, Kentucky, on [ ], at [ ], Eastern time, or at any adjournment thereof, with all of the powers the undersigned would possess if the undersigned was present personally at the Special Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

FIRST FINANCIAL SERVICE CORPORATION
2323 RING ROAD
ELIZABETHTOWN, KY 42701-5006

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78455-Z64039-S23277 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FIRST FINANCIAL SERVICE CORPORATION

The Board of Directors recommends you vote FOR each of the following proposals:

		For	Against	Abstain
1.	To approve an Agreement and Plan of Share Exchange between the Company and Community Bank Shares of Indiana, Inc. ("Community"), which provides that upon completion of the share exchange, each share of Company common stock will be exchanged into 0.153 shares of Community common stock, subject to adjustment, as described in the accompanying Joint Proxy Statement-Prospectus.	☐	☐	☐
2.	To approve, on a non-binding, advisory basis, compensation that may be paid or become payable to the Company's named executive officers in connection with the share exchange.	☐	☐	☐
3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the share exchange proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date